                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                            at the close of business
                     December 31, 2001, in accordance with a
                    call made by the Federal Reserve Bank of
                    this District pursuant to the provisions
                           of the Federal Reserve Act.


                                                                       Dollar Amounts
                     ASSETS                                              in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin ...............    $  21,396
     Interest-bearing balances ........................................       12,495
Securities:
Held to maturity securities ...........................................          442
Available for sale securities .........................................       52,916
Federal funds sold and securities purchased under agreements to
     resell ...........................................................       75,076
Loans and lease financing receivables:
     Loans and leases held for sale ...................................        4,515
     Loans and leases, net of unearned income .........................      173,654
     Less: Allowance for loan and lease losses ........................        3,275
     Loans and leases, net of unearned income and allowance ...........      170,379
Trading Assets ........................................................      140,469
Premises and fixed assets (including capitalized leases) ..............        5,502
Other real estate owned ...............................................           41
Investments in unconsolidated subsidiaries and associated companies ...          360
Customers' liability to this bank on acceptances outstanding ..........          270
Intangible assets
        Goodwill ......................................................        1,739
        Other Intangible assets .......................................        4,762
Other assets ..........................................................       47,464
                                                                           ---------
TOTAL ASSETS ..........................................................    $ 537,826
                                                                           =========

                                                                       Dollar Amounts
                             LIABILITIES                                 in Millions


Deposits

     In domestic offices ..............................................    $ 160,102
     Noninterest-bearing ..............................................       70,338
     Interest-bearing .................................................       89,764
     In foreign offices, Edge and Agreement subsidiaries and IBF's ....      120,371
     Noninterest-bearing ..............................................        7,610
     Interest-bearing .................................................      112,761

Federal funds purchased and securities sold under agree-
ments to repurchase ...................................................       79,946
Trading liabilities ...................................................       92,208
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ........................       11,399
Bank's liability on acceptances executed and outstanding ..............          293
Subordinated notes and debentures .....................................        9,467
Other liabilities .....................................................       30,651
TOTAL LIABILITIES .....................................................      504,437
Minority Interest in consolidated subsidiaries ........................          116

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .........................            0
Common stock ..........................................................        1,476
Surplus (exclude all surplus related to preferred stock) .............       16,020
Retained earnings .....................................................       16,149
Accumulated other comprehensive income ................................         (372)
Other equity capital components .......................................            0
TOTAL EQUITY CAPITAL ..................................................       33,273
                                                                           ---------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ..............    $ 537,826
                                                                           =========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                                    WILLIAM B. HARRISON,  JR. )
                                    HELENE L. KAPLAN          ) DIRECTORS
                                    H.W. BECHERER             )

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